UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Background

On October 8, 2009, Accuride Corporation (the “Company”) and its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  On November 18, 2009, the Debtors initially filed the Joint Plan of Reorganization of the Debtors (as amended and supplemented, the “Plan”) and the related Disclosure Statement with the Bankruptcy Court.  On February 18, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order.

On February 26, 2010 (the “Effective Date”), the Debtors consummated the reorganization contemplated by the Plan and emerged from Chapter 11 bankruptcy proceedings.  On the Effective Date, the Company entered into a number of related transactions and agreements pursuant to the Plan, which included, among others: (i) entry into the Fifth Amended and Restated Credit Agreement of the Company, (ii) the issuance of $140.0 million aggregate principal amount of 7.5% Senior Convertible Notes due 2020 (the “Convertible Notes”) pursuant to the rights offering contemplated by the Plan, (iii) the exchange of the Company’s old common stock, par value $0.01 per share (the “Old Common Stock”) for 2,000,000 shares of the Company’s new common stock, par value $0.01 per share (the “Common Stock”), and warrants exercisable for 22,058,824 shares of Common Stock (the “Warrants”), (iv) the exchange of the Company’s 8.5% Senior Subordinated Notes due 2015 (the “Old Notes”) for 98,000,000 million shares of Common Stock, (v) the payment of all existing “last-out” loans under the Company’s credit agreement existing immediately prior the Effective Date and all amounts outstanding under the Company’s DIP Credit Agreement (as defined below), (vi) the issuance of 25,000,000 shares of Common Stock as payment of the backstop fee pursuant to the Convertible Notes Commitment Agreement, dated October 7, 2009, among the Company and the backstop parties party thereto (the “Backstop Providers”) and (vii) the resignation of ten members of the Board of the Directors of the Company (the “Board”) and the appointment of six new directors to serve on the Board.  In addition, on the Effective Date, the Company issued 1,294,882 shares of Common Stock, net of shares withheld for tax purposes, under the Company’s Key Executive Incentive Plan.

The information in this report is being filed or furnished, as applicable, with respect to the disclosure items under Form 8-K applicable to the transactions entered into by the Company in connection with the consummation of the reorganization pursuant to the Plan.

Item 1.01.  Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On the Effective Date, the Company entered into an amendment and restatement (the “Amended and Restated Credit Agreement”) of its existing credit agreement, dated January 31, 2005, among the Company and Accuride Canada, Inc., as borrowers, certain subsidiaries of the Company, as guarantors, Deutsche Bank Trust Company Americas., as administrative agent, and the other agent parties thereto.

Pursuant to the Amended and Restated Credit Agreement (i) Accuride Canada Inc. has outstanding term loans of $22,000,000, the Company has outstanding term loans of $287,019,628 and the Company has outstanding letters of credit in the stated amount of $2,000,000, (ii) at the option of the Company, the interest rate will be LIBOR + 6.75% (with a LIBOR floor of 3.00%) or Base Rate + 5.75% (with a Base Rate floor of 4.00%), (iii) the maturity for all loans and reimbursements of draws under the letters of credit is June 30, 2013 and (iv) the financial covenants were replaced with minimum liquidity and minimum EBITDA covenants and a maximum capital expenditure covenant.

With certain exceptions, the Amended and Restated Credit Agreement requires the Company and Accuride Canada Inc. to prepay loans with (i) 100% of excess cash flow (commencing with the fiscal year ending December 31, 2010), (ii) 100% of net proceeds from asset sales, (iii) 100% of new proceeds from new debt issuances, (iv) 100% of net cash proceeds from equity issuances and (v) 100% of cash received by the Company from third parties that are holding cash from letters of credit that they have drawn.

The Amended and Restated Credit Agreement also contains customary affirmative and negative covenants, including limitations on liens, debt, mergers and consolidations, sales of assets, investments, dividends, prepayment of other debt, amendments to other debt documents and the Company or its subsidiaries becoming a general partner.

The above summary of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

7.5% Convertible Notes due 2020

On the Effective Date, the Company entered into an indenture governing the Convertible Notes (the “Indenture”), dated the Effective Date, between the Company, certain subsidiaries of the Company, as guarantors (the “Guarantors”), and Wilmington Trust FSB, as trustee.  Under the terms of the Indenture, the Convertible Notes bear interest at a rate of 7.5% per annum and will mature on February 26, 2020.  The first six interest payments will be paid-in-kind (“PIK”) interest.  Thereafter, beginning on August 26, 2013, interest on the Convertible Notes will be paid in cash.

The Convertible Notes are convertible into Common Stock at any time beginning on the Effective Date until the second business day preceding maturity, at an initial conversion rate of 1333.3333 per $1,000 principal amount of notes (equivalent to an initial conversion price of $0.75 per share of Common Stock).  The conversion rate is subject to customary adjustments and will also be adjusted to account for PIK interest. In addition, if a “make-whole fundamental change” occurs prior to the maturity date, the Company will in some cases increase the conversion rate for a holder of Convertible Notes that elects to convert its notes in connection with such make-whole fundamental change.

The Convertible Notes are redeemable by the Company, in whole but not in part, at any time on or after February 26, 2013, at a price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus any accrued and unpaid interest up to the redemption date; provided, that (i) the Common Stock is listed on a national securities exchange, (ii) the average weekly trading volume of the Common Stock as reported by such national securities exchange during the four week period prior to conversion is at least 3.0% of the total number of outstanding shares of Common Stock immediately prior to conversion and (iii) for twenty of the preceding thirty consecutive trading days, the Common Stock has had a closing sale price at least equal to 2.25 times the effective conversion price.

The Indenture contains covenants that restrict the Company’s and the Guarantors’ ability to, among other things:

•   incur or guarantee additional indebtedness;

•   pay dividends, make certain investments or other restricted payments;

•   create liens;

•   enter into transactions with affiliates;

•   merge or consolidate, or otherwise dispose of all or substantially all of the Company’s and the Guarantors’ assets; and

•   transfer or sell assets.

The Indenture provides for customary events of default.  In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Convertible Notes will become due and payable immediately without further action or notice.  If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes may declare all the Convertible Notes to be due and payable immediately.

The above summary of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Registration Rights Agreement

In connection with the issuance of the Convertible Notes, the Company entered into a registration rights agreement, dated February 26, 2010 (the “Registration Rights Agreement”), under which it agreed, pursuant to the terms and conditions set forth therein, to register the Convertible Notes and the Common Stock into which the Convertible Notes convert.   Under the Registration Rights Agreement, the Company is required to register the resale of the Convertible Notes on a resale shelf registration statement within 90 days after the Effective Date and to use commercially reasonable efforts to cause the resale shelf registration statement to become effective within 180 days after the Effective Date.

The above summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Warrants

On the Effective Date, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company LLC, as warrant agent (the “Warrant Agent”).  Pursuant to the Plan and the Warrant Agreement, on the Effective Date, the Company issued Warrants to purchase an aggregate of 22,058,824 shares of Common Stock to holders of Old Common Stock.

Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $2.10 per share (the “Exercise Price”), as may be adjusted from time to time in accordance with the Warrants.  Holders of the Warrants may exercise the Warrants at any time from the Effective Date until the second anniversary of the Effective Date.  The number of shares of Common Stock for which a Warrant is exercisable and the Exercise Price will be subject to adjustment from time to time upon the occurrence of certain events, including an increase in the number of outstanding shares of Common Stock by means of a dividend consisting of shares of Common Stock, a subdivision of the Company’s outstanding shares of Common Stock into a larger number of shares of Common Stock or a combination of the Company’s outstanding shares of Common Stock into a smaller number of shares of Common Stock.  In addition, upon the occurrence of certain events constituting a reclassification, consolidation, merger or similar event, each holder of a Warrant will have the right to receive, upon exercise of a Warrant (if then exercisable), an amount of securities, cash or other property receivable by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such event.

Prior to the exercise of the Warrants, no holder of Warrants (solely in its capacity as a holder of Warrants) is entitled to any rights as a stockholder of the Company, including, without limitation, the right to vote, receive notice of any meeting of stockholders or receive dividends, allotments or other distributions.

The foregoing description of the Warrant Agreement and the Warrants, is qualified in its entirety by the Warrant Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.4, and the Warrants, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.5, both of which are incorporated by reference into this Item 1.01.

Amendments to Lease Agreements

On the Effective Date, and pursuant to the Plan, the Company amended (i) the lease between the Company and Viking Properties, LLC, dated October 26, 1998, relating to the Company’s corporate headquarters in Evansville, Indiana (as amended, the “Evansville Lease”) and (ii) the lease between the Company’s subsidiary, Imperial Group L.P. and Industrial Realty Partners LLC, dated March 17, 2000, relating to a factory in Portland, Tennessee (as amended, “the Portland Lease”).

Copies of the amendments to the Evansville Lease and the Portland Lease are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 1.02 Termination of Material Definitive Agreement

DIP Credit Agreement

On the Effective Date, pursuant to the Plan, all amounts outstanding under the the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, among the Company, Deutsche Bank Trust Company Americas, as administrative agent, and the other agents and parties thereto (the “DIP Credit Agreement”) were paid and the DIP Credit Agreement was terminated in accordance with its terms.

Indenture Governing the Old Notes

On the Effective Date, pursuant to the Plan, all outstanding obligations under the Old Notes were cancelled and the indenture governing the Old Notes was cancelled, except to the extent required in the Plan to allow the holders of Old Notes to receive distributions in payment of their claims under the indenture governing the Old Notes and to allow the trustee to receive payment for this service.

Equity Interests

On the Effective Date, pursuant to the Plan, in each case as in existence immediately prior to the Effective Date, all of the Old Common Stock, preferred stock and all other equity securities of the Company, including, among other things, all issued, unissued, authorized or outstanding shares, any options, warrants, put rights, stock appreciation rights and contractual rights to purchase or acquire any such equity securities at any time, and all rights arising with respect thereto, were cancelled.  Additionally, the rights of any person or entity to purchase or demand the issuance of any equity securities, and any conversion, exchange, voting, participation and dividend rights, liquidation preferences and any claim against the Company subordinated pursuant to section 510(b) of the Bankruptcy Code were cancelled.  The rights and interests referred to in the preceding two sentences are collectively referred to as “Equity Interests.”

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amended and Restated Credit Agreement and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

Pursuant to Plan, on the Effective Date, the Company issued an aggregate of (i) 2,000,000 shares of Common Stock to holders of Old Common Stock, (ii) 98,000,000 shares of Common Stock to holders of Old Notes, (iii) 25,000,000 shares of Common Stock to the Backstop Providers and (iv) 987,322 shares of Common Stock, net of shares withheld for tax purposes, to William M. Lasky, the Company’s Chief Executive Officer and 307,560 shares of Common Stock, net of shares withheld for tax purposes, to James H. Woodward, Jr., the Company’s Chief Financial Officer, pursuant to the Key Executive Incentive Plan described in the Company’s Current Report on Form 8-K filed on December 1, 2009.  In addition, as described in Item 1.01, on the Effective Date, the Company also issued (i) Convertible Notes pursuant to the rights offering and (ii) 22,058,824 Warrants to holders of Old Common Stock.

The Company generally relied on Section 1145(a)(1) of the United Stated Bankruptcy Code (the “Bankruptcy Code”) to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) the issuance of (i) the Common Stock and Warrants issued to the holders of Old Common Stock, (ii) the Common Stock issued to the holders of Old Notes and (iii) the portion of Common Stock issued to the Backstop Providers in exchange for their administrative claims.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•      the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan of reorganization with the debtor, or of a successor to the debtor under the plan of reorganization;

•      the recipients of the securities must hold claims against or interests in the debtor; and

•      the securities must be issued in exchange, or principally in exchange, for the recipient’s claim against or interest in the debtor.

To the extent that Section 1145(a)(1) was not available, the Company relied upon Section 4(2) of the Securities Act.  The issuances made under Section 4(2) of the Securities Act included (i) the Common Stock and Warrants issued in exchange for Old Common Stock and/or Old Notes to certain persons who may be deemed control persons of the Company under the Securities Act, (ii) the portion of Common Stock issued to the Backstop Providers as their Stock Backstop Fee (as defined in the Plan), (iii) the Convertible Notes and (iv) the Common Stock issued to Mr. Lasky and Mr. Woodward pursuant to the Company’s Key Executive Incentive Plan.

Item 3.03 Material Modifications to Rights of Security Holders

The information regarding the cancellation of Equity Interests and the Old Notes set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01  Changes in Control of Registrant.

The consummation of the reorganization pursuant to the Plan may be deemed to result in a change in control of the Company.  The information regarding the cancellation of Equity Interests set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 and the information regarding the issuance of the Common Stock, the Warrants and the Convertible Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding the cancellation of the Equity Interests set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Section 5.02.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the Plan, the Company filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).  Also pursuant to the Plan and on the Effective Date, the Company adopted Amended and Restated Bylaws (the “Bylaws”).  Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in the Company’s Registration Statement on Form 8-A12G filed with the Securities and Exchange Commission on February 25, 2010.

Copies of the Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

3.1           Amended and Restated Certificate of Incorporation

3.2           Amended and Restated Bylaws

4.1           Indenture

4.2           Form of Convertible Note (included in Exhibit 4.1)

4.3           Registration Rights Agreement

4.4           Warrant Agreement

4.5           Form of Warrant

10.1         Amended and Restated Credit Agreement

10.2         Fourth Addendum to Lease Agreement With Option to Purchase, dated December 22, 2009, by and between Accuride Corporation, Viking Properties, LLC, and Logan Indiana Properties, LLC.

10.3         Fourth Amendment to Amended and Restated Build to Suit Industrial Lease Agreement, dated February 18, 2010, by and between Industrial Realty Partners, LLC and Imperial Group, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:	March 4, 2010	/s/ Stephen A. Martin.
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
4.1	Indenture
4.2	Form of Convertible Note (included in Exhibit 4.1)
4.3	Registration Rights Agreement
4.4	Warrant Agreement
4.5	Form of Warrant
10.1	Amended and Restated Credit Agreement
10.2	Fourth Addendum to Lease Agreement With Option to Purchase, dated December 22, 2009, by and between Accuride Corporation, Viking Properties, LLC, and Logan Indiana Properties, LLC.
10.3	Fourth Amendment to Amended and Restated Build to Suit Industrial Lease Agreement, dated February 18, 2010, by and between Industrial Realty Partners, LLC and Imperial Group, L.P.